Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:

Tom Morabito, VP, Investor Relations	Keith Negrin, VP, Communications
470-607-5567	612-669-1459
tom.morabito@deluxe.com	keith.negrin@deluxe.com

DELUXE REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS;
PROVIDES FULL YEAR 2023 OUTLOOK

•Full year revenue increased 10.7%, and comparable adjusted revenue growth was 5.2%, delivering the second consecutive year of sales-driven revenue growth, with all four segments showing year-over-year increases
•Full year net income was $65.5 million, up 4.3% from the prior year and adjusted EBITDA margin rate was 18.7%
•Fourth quarter revenue declined 1.2% on a reported basis driven by business exits, while comparable adjusted revenue increased 1.2%, led by Payments, Data, and Promotional Solutions
•Fourth quarter net income was $19.0 million and adjusted EBITDA margin rate was 19.9%
•Recently announced the divestiture of the Company's North American web hosting and logo businesses, and the name change of the Cloud Solutions segment to Data Solutions

Minneapolis – February 2, 2023 – Deluxe (NYSE: DLX), a Trusted Payments and Business Technology™ company, today reported operating results for its fourth quarter and year ended December 31, 2022.

“Deluxe has now delivered its second consecutive year of sales-driven growth, an achievement not seen in over a decade. This proves our ability to shift into a Payments and Data company, with Payments becoming our largest revenue business in the first half of 2023,” said Barry McCarthy, President and CEO of Deluxe. “Full year revenue was driven by increases in all four segments, particularly our growth areas within Payments and Data, which includes Merchant Services, Digital Payments, and Data Driven Marketing.”

“Our fourth quarter results demonstrate solid top line growth as we continue to execute on our strategy,” said Chip Zint, Senior Vice President and Chief Financial Officer of Deluxe. “Looking ahead into 2023, we expect to see continued revenue growth, operating efficiencies, and improvements in free cash flow.”

Full Year 2022 Financial and Segment Highlights
(in millions, except per share amounts)

	Full Year 2022	Full Year 2021	% Change
Revenue	$2,238.0	$2,022.2	10.7%
Comparable Adjusted Revenue	$2,093.8	$1,990.0	5.2%
Net Income	$65.5	$62.8	4.3%
Adjusted EBITDA	$418.1	$407.8	2.5%
Comparable Adjusted EBITDA	$387.9	$403.9	(4.0%)
Diluted EPS	$1.50	$1.45	3.4%
Adjusted Diluted EPS	$4.08	$4.88	(16.4%)

•Revenue increased $215.8 million from the previous year. Comparable adjusted revenue increased $103.8 million, or 5.2%, year-over-year.
•The Payments segment delivered revenue growth of 33.0% over the previous year to $678.6 million. Excluding incremental revenue from the First American acquisition, Payments grew 4.7%.
•Net income of $65.5 million was up 4.3% from the previous year and includes gains from business exits of $19.3 million, as well as a full year of acquisition amortization from the First American acquisition and interest expense associated with the transaction. The previous year included $18.9 million of transaction costs related to the acquisition.
•Adjusted EBITDA margin rate was 18.7%, down 150 basis points from the prior year, and was impacted by inflation and product mix, partially offset by pricing actions and operating leverage from strong revenue growth.
•Cash flow from operations for 2022 was $191.5 million and capital expenditures were $104.6 million. Free cash flow was $86.9 million, a decrease of $14.8 million compared to 2021, which includes a $40.5 million year-over-year increase in interest payments.

Fourth Quarter 2022 Financial and Segment Highlights
(in millions, except per share amounts)

	4th Quarter 2022	4th Quarter 2021	% Change
Revenue	$564.0	$570.6	(1.2%)
Comparable Adjusted Revenue	$564.0	$557.4	1.2%
Net Income	$19.0	$13.8	37.7%
Adjusted EBITDA	$112.2	$117.1	(4.2%)
Comparable Adjusted EBITDA	$112.2	$115.4	(2.8%)
Diluted EPS	$0.44	$0.32	37.5%
Adjusted Diluted EPS	$1.04	$1.26	(17.5%)

•Revenue for the fourth quarter decreased $6.6 million from the previous year. Adjusted comparable revenue increased 1.2%, reflecting solid ongoing demand for Deluxe products and pricing actions.
•Net income of $19.0 million was up from $13.8 million in the fourth quarter of 2021, due to a decrease in income tax expense, partially offset by higher interest expense.
•Adjusted EBITDA margin was 19.9%, down 60 basis points from the prior year, and was impacted by inflation and product mix, partially offset by pricing actions.
•Cash flow from operations for the fourth quarter was $68.1 million and capital expenditures were $31.1 million. Free cash flow was $37.0 million, an increase of $3.5 million compared to the fourth quarter of 2021.

Web Hosting Divestiture and Segment Name Change

Deluxe recently announced the divestiture of its North American web hosting and logo businesses. Deluxe previously completed the divestiture of its web hosting business based in Australia. With this latest announcement, Deluxe is no longer in the web hosting business, and continues to sharpen its focus on Payments and Data by simplifying its portfolio and operations. We expect the transaction to close during the first quarter of 2023. In conjunction with this sale, Deluxe has changed the name of its Cloud Solutions segment to Data Solutions.

Outlook

The Company expects the following for full-year 2023, inclusive of expected divestitures, and all figures are approximate:

•Revenue of $2.145 to $2.210 billion
•Adjusted EBITDA of $390 to $405 million
•Adjusted EPS of $2.90 to $3.25
•Free cash flow of $80 to $100 million

For additional clarity, 2023 revenue is expected to range from -1 to +2% growth, and EBITDA is expected to range from -2 to +2% growth on an adjusted comparable basis. Adjusted EPS is expected to decline year-over-year due to the full year impact of rising interest rates, incremental depreciation and amortization, and an estimated $0.25 impact from the announced divestiture. Factoring in the impact of the divestiture, the free cash flow guide is an increase year-over-year on a comparable adjusted basis.

The guidance outlined above is subject to, among other things, the closure of the web hosting and logo divestiture by April 1, 2023, prevailing macroeconomic conditions, labor supply issues, inflation, and the impact of other divestitures.

Capital Allocation and Dividend

The Board of Directors recently approved a regular quarterly dividend of $0.30 per share. The dividend will be payable on March 6, 2023 to shareholders of record as of market closing on February 21, 2023.

Earnings Call Information

Deluxe management will host a conference call today at 8:30 a.m. ET (7:30 a.m. CT) to review the financial results. Listeners can access the call by dialing 1-888-210-4748 (access code 7092711). The webcast and presentation will also be available on the investor relations website at www.investors.deluxe.com. Alternatively, an audio replay of the call will be available after 11:30 a.m. ET through midnight on February 9, 2023 by dialing 1-800-770-2030 (access code 7092711).

About Deluxe Corporation

Deluxe, a Trusted Payments and Data™ company, champions business so communities thrive. Our solutions help businesses pay and get paid, accelerate growth and operate more efficiently. For more than 100 years, Deluxe customers have relied on our solutions and platforms at all stages of their lifecycle, from start-up to maturity. Our powerful scale supports millions of small businesses, thousands of vital financial institutions and hundreds of the world’s largest consumer brands, while processing approximately $3 trillion in annual payment volume. Our reach, scale and distribution channels position Deluxe to be our customers’ most trusted business partner. To learn how we can help your business, visit us at www.deluxe.com, www.facebook.com/deluxecorp, www.linkedin.com/company/deluxe, or www.twitter.com/deluxe.

Forward-Looking Statements

Statements made in this release concerning Deluxe, the company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: potential continuing negative impacts from pandemic health issues, such as the coronavirus / COVID-19, along with the impact of related government restrictions or similar directives on our future results of operations and our future financial condition; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, a recession, or intensified international hostilities, and the impact they may have on the company, its customers or demand for the company’s products and services; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; continuing cost increases and/or declines in the availability of materials and other services; the company’s ability to execute its transformational strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the company’s control; declining demand for the company’s checks, check-related products and services and business forms; risks that the company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the company’s revenue and gross profit; risks related to acquisitions, including integration-related risks and risks that future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the company’s cost reduction initiatives will be delayed or unsuccessful; risks related to any divestitures contemplated or undertaken by the company; performance shortfalls by one or more of the company’s major suppliers, licensors or service providers; continuing supply chain and labor supply issues; unanticipated delays, costs and expenses in the development and marketing of products and services, including web services and financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the company’s website operations or information technology systems; and risks of unfavorable outcomes and the costs to defend litigation and other disputes. The company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the company’s current expectations are contained in the company’s Form 10-K for the year ended December 31, 2021, and other filings made with the SEC. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2022(1)	2021	2022	2021
Product revenue	$329.5	$336.9	$1,286.2	$1,244.5
Service revenue	234.5	233.7	951.8	777.7
Total revenue	564.0	570.6	2,238.0	2,022.2
Cost of products	(124.8)	(120.1)	(470.2)	(450.9)
Cost of services	(137.8)	(135.0)	(561.9)	(433.4)
Total cost of revenue	(262.6)	(255.1)	(1,032.1)	(884.3)
Gross profit	301.4	315.5	1,205.9	1,137.9
Selling, general and administrative expense	(240.1)	(255.4)	(993.3)	(941.0)
Restructuring and integration expense	(15.9)	(16.7)	(62.5)	(54.7)
Gain on sale of businesses and facility	—	—	19.3	—
Operating income	45.4	43.4	169.4	142.2
Interest expense	(29.0)	(20.0)	(94.4)	(55.6)
Other income	1.9	0.7	9.4	7.2
Income before income taxes	18.3	24.1	84.4	93.8
Income tax benefit (provision)	0.7	(10.3)	(18.9)	(31.0)
Net income	19.0	13.8	65.5	62.8
Non-controlling interest	—	—	(0.1)	(0.2)
Net income attributable to Deluxe	$19.0	$13.8	$65.4	$62.6

Weighted average dilutive shares	43.4	43.1	43.3	42.8
Diluted earnings per share	$0.44	$0.32	$1.50	$1.45
Adjusted diluted earnings per share	1.04	1.26	4.08	4.88
Capital expenditures	31.1	28.1	104.6	109.1
Depreciation and amortization expense	43.6	45.8	172.6	148.8
EBITDA	90.9	89.9	351.3	298.0
Adjusted EBITDA	112.2	117.1	418.1	407.8

(1) Net income for the quarter ended December 31, 2022 includes an out-of-period correcting adjustment to the income tax provision that increased net income by $5.9 million and GAAP diluted EPS by $0.14. This adjustment related to the second quarter 2022 sale of the Australian web hosting business and was not material to any interim period in 2022.

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars and shares in millions)
(Unaudited)

	December 31, 2022	December 31, 2021
Cash and cash equivalents	$40.4	$41.2
Other current assets	663.6	579.3
Property, plant & equipment	124.9	126.0
Operating lease assets	47.1	58.2
Intangibles	459.0	510.7
Goodwill	1,431.4	1,430.1
Other non-current assets	310.1	328.9
Total assets	$3,076.5	$3,074.4

Current portion of long-term debt	$71.7	$57.2
Other current liabilities	680.6	626.2
Long-term debt	1,572.5	1,625.8
Non-current operating lease liabilities	49.0	56.4
Other non-current liabilities	98.5	134.2
Shareholders' equity	604.2	574.6
Total liabilities and shareholders' equity	$3,076.5	$3,074.4

Net debt	$1,603.8	$1,641.8
Shares outstanding	43.2	42.7

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Year Ended December 31,
	2022	2021
Cash provided (used) by:
Operating activities:
Net income	$65.5	$62.8
Depreciation and amortization of intangibles	172.6	148.8
Gain from sale of businesses and facility	(19.3)	—
Prepaid product discount payments	(30.6)	(40.9)
Other	3.3	40.1
Total operating activities	191.5	210.8
Investing activities:
Payment for acquisition, net of cash, cash equivalents, restricted cash and restricted cash equivalents acquired	—	(958.5)
Proceeds from sale of businesses and facility	25.2	2.6
Purchases of capital assets	(104.6)	(109.1)
Other	(0.9)	(1.6)
Total investing activities	(80.3)	(1,066.6)
Financing activities:
Net change in debt, net of debt issuance costs	(40.6)	836.8
Proceeds from issuing shares	3.1	16.8
Dividends	(52.6)	(51.6)
Net change in customer funds obligations	56.4	126.7
Other	(14.9)	(15.7)
Total financing activities	(48.6)	913.0
Effect of exchange rate change on cash, cash equivalents, restricted cash and restricted cash equivalents	(10.7)	(1.1)
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents	51.9	56.1
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of year	285.5	229.4
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of year	$337.4	$285.5
Free cash flow	$86.9	$101.7

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Payments	$171.4	$167.3	$678.6	$510.4
Data Solutions	62.7	62.5	267.5	262.3
Promotional Solutions	154.3	156.7	562.9	546.5
Checks	175.6	184.1	729.0	703.0
Total	$564.0	$570.6	$2,238.0	$2,022.2
Comparable Adjusted Revenue:
Payments	$171.4	$167.3	$534.4	$510.4
Data Solutions	62.7	56.4	267.5	246.3
Promotional Solutions	154.3	149.6	562.9	530.3
Checks	175.6	184.1	729.0	703.0
Total	$564.0	$557.4	$2,093.8	$1,990.0
Adjusted EBITDA:
Payments	$37.0	$34.5	$144.6	$105.6
Data Solutions	17.3	15.1	68.2	70.2
Promotional Solutions	29.8	28.6	79.5	85.4
Checks	74.7	83.2	320.5	324.2
Corporate	(46.6)	(44.3)	(194.7)	(177.6)
Total	$112.2	$117.1	$418.1	$407.8
Comparable Adjusted EBITDA:
Payments	$37.0	$34.5	$114.4	$105.6
Data Solutions	17.3	13.9	68.2	67.1
Promotional Solutions	29.8	28.1	79.5	84.6
Checks	74.7	83.2	320.5	324.2
Corporate	(46.6)	(44.3)	(194.7)	(177.6)
Total	$112.2	$115.4	$387.9	$403.9
Adjusted EBITDA Margin:
Payments	21.6%	20.6%	21.3%	20.7%
Data Solutions	27.6%	24.2%	25.5%	26.8%
Promotional Solutions	19.3%	18.3%	14.1%	15.6%
Checks	42.5%	45.2%	44.0%	46.1%
Total	19.9%	20.5%	18.7%	20.2%
Comparable Adjusted EBITDA Margin:
Payments	21.6%	20.6%	21.4%	20.7%
Data Solutions	27.6%	24.6%	25.5%	27.2%
Promotional Solutions	19.3%	18.8%	14.1%	16.0%
Checks	42.5%	45.2%	44.0%	46.1%
Total	19.9%	20.7%	18.5%	20.3%

The segment revenue and adjusted EBITDA information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in the company's Annual Report on Form 10-K for the year ended December 31, 2021.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions)
(Unaudited)

Note that the company has not reconciled the adjusted EBITDA, adjusted EPS or free cash flow outlook for 2023 to the directly comparable GAAP financial measures because the company does not provide outlook guidance for the reconciling items between net income, adjusted net income and adjusted EBITDA, and certain of these reconciling items impact cash flows from operating activities. Because of the substantial uncertainty and variability surrounding certain of these forward-looking reconciling items, including: asset impairment charges; restructuring, integration and other costs; gains and losses on sales of businesses and facilities; and certain legal-related expenses, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measures is not available without unreasonable effort. The probable significance of certain of these reconciling items is high and, based on historical experience, could be material.

EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

Management discloses EBITDA, adjusted EBITDA and adjusted EBITDA margin because it believes they are useful in evaluating the company's operating performance, as the calculations eliminate the effect of interest expense, income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of adjusted EBITDA and adjusted EBITDA margin, certain items, as presented below, that may not be indicative of current period operating performance. In addition, management utilizes these measures to assess the operating results and performance of the business, to perform analytical comparisons and to identify strategies to improve performance. Management also believes that an increasing EBITDA and adjusted EBITDA depict an increase in the value of the company. Management does not consider EBITDA and adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements, such as interest, income taxes, debt service payments or capital investments. Management does not consider EBITDA, adjusted EBITDA or adjusted EBITDA margin to be substitutes for operating income or net income. Instead, management believes that these amounts are useful performance measures that should be considered in addition to GAAP performance measures.

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$19.0	$13.8	$65.5	$62.8
Non-controlling interest	—	—	(0.1)	(0.2)
Interest expense	29.0	20.0	94.4	55.6
Income tax (benefit) provision	(0.7)	10.3	18.9	31.0
Depreciation and amortization expense	43.6	45.8	172.6	148.8
EBITDA	90.9	89.9	351.3	298.0
Restructuring, integration and other costs	16.3	17.9	63.1	59.0
Share-based compensation expense	4.9	7.7	23.6	29.5
Acquisition transaction costs	—	0.1	0.1	18.9
Certain legal-related expense (benefit)	0.1	1.5	(0.7)	2.4
Gain on sale of businesses and facility	—	—	(19.3)	—
Adjusted EBITDA	$112.2	$117.1	$418.1	$407.8
Adjusted EBITDA as a percentage of total revenue (adjusted EBITDA margin)	19.9%	20.5%	18.7%	20.2%

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions, except per share amounts)
(Unaudited)

ADJUSTED DILUTED EPS

By excluding the impact of non-cash items or items that may not be indicative of current period operating performance, management believes that adjusted diluted EPS provides useful comparable information to assist in analyzing the company's current and future operating performance. As such, adjusted diluted EPS is one of the key financial performance metrics used to assess the operating results and performance of the business and to identify strategies to improve performance. It is reasonable to expect that one or more of the excluded items will occur in future periods, but the amounts recognized may vary significantly. Management does not consider adjusted diluted EPS to be a substitute for GAAP performance measures, but believes that it is a useful performance measure that should be considered in addition to GAAP performance measures.

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$19.0	$13.8	$65.5	$62.8
Non-controlling interest	—	—	(0.1)	(0.2)
Net income attributable to Deluxe	19.0	13.8	65.4	62.6
Acquisition amortization	21.9	27.2	90.6	82.9
Restructuring, integration and other costs	16.3	17.9	63.1	59.0
Share-based compensation expense	4.9	7.7	23.6	29.5
Acquisition transaction costs	—	0.1	0.1	18.9
Certain legal-related expense (benefit)	0.1	1.5	(0.7)	2.4
Gain on sale of businesses and facility	—	—	(19.3)	—
Gain on debt retirements	—	—	(1.7)	—
Adjustments, pre-tax	43.2	54.4	155.7	192.7
Income tax provision impact of pretax adjustments(1)	(17.0)	(13.7)	(43.8)	(45.8)
Adjustments, net of tax	26.2	40.7	111.9	146.9
Adjusted net income attributable to Deluxe	45.2	54.5	177.3	209.5
Income allocated to participating securities	—	—	(0.1)	(0.2)
Re-measurement of share-based awards classified as liabilities	—	(0.1)	(0.5)	(0.4)
Adjusted income attributable to Deluxe available to common shareholders	$45.2	$54.4	$176.7	$208.9

Weighted-average dilutive shares	43.4	43.0	43.3	42.8

GAAP Diluted EPS	$0.44	$0.32	$1.50	$1.45
Adjustments, net of tax	0.60	0.94	2.58	3.43
Adjusted Diluted EPS	$1.04	$1.26	$4.08	$4.88

(1) The tax effect of the pretax adjustments considers the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact that approximates the U.S. effective tax rate for each adjustment. However, the tax impact of certain adjustments, such as share-based compensation expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

COMPARABLE ADJUSTED REVENUE, COMPARABLE ADJUSTED EBITDA AND COMPARABLE ADJUSTED EBITDA MARGIN

Management views the measures of comparable adjusted revenue and comparable adjusted EBITDA, which exclude the incremental revenue and adjusted EBITDA generated by the First American acquisition and the impact of business exits, as important indicators when assessing and evaluating the performance of the business and when identifying strategies to improve performance. By excluding the incremental First American revenue and adjusted EBITDA and the impact of business exits, management is able to evaluate internally-generated revenue and adjusted EBITDA, measured by comparable results on a year-over-year basis. These measures are utilized by management when comparing operational performance across fiscal periods with a large acquisition or business exits.

COMPARABLE ADJUSTED REVENUE

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Total Company:
Total revenue	$564.0	$570.6	$2,238.0	$2,022.2
Incremental First American revenue	—	—	(144.2)	—
Business exits	—	(13.2)	—	(32.2)
Comparable adjusted revenue	$564.0	$557.4	$2,093.8	$1,990.0

Payments:
Total revenue	$171.4	$167.3	$678.6	$510.4
Incremental First American revenue	—	—	(144.2)	—
Comparable adjusted revenue	$171.4	$167.3	$534.4	$510.4

Data Solutions:
Total revenue	$62.7	$62.5	$267.5	$262.3
Business exits	—	(6.1)	—	(16.0)
Comparable adjusted revenue	$62.7	$56.4	$267.5	$246.3

Promotional Solutions:
Total revenue	$154.3	$156.7	$562.9	$546.5
Business exits	—	(7.1)	—	(16.2)
Comparable adjusted revenue	$154.3	$149.6	$562.9	$530.3

Checks:
Total revenue	$175.6	$184.1	$729.0	$703.0

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

COMPARABLE ADJUSTED EBITDA AND COMPARABLE ADJUSTED EBITDA MARGIN

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Total Company:
Adjusted EBITDA	$112.2	$117.1	$418.1	$407.8
Incremental First American acquisition	—	—	(30.2)	—
Business exits	—	(1.7)	—	(3.9)
Comparable adjusted EBITDA	$112.2	$115.4	$387.9	$403.9
Comparable adjusted EBITDA margin	19.9%	20.7%	18.5%	20.3%

Payments:
Adjusted EBITDA	$37.0	$34.5	$144.6	$105.6
Incremental First American acquisition	—	—	(30.2)	—
Comparable adjusted EBITDA	$37.0	$34.5	$114.4	$105.6
Comparable adjusted EBITDA margin	21.6%	20.6%	21.4%	20.7%

Data Solutions:
Adjusted EBITDA	$17.3	$15.1	$68.2	$70.2
Business exits	—	(1.2)	—	(3.1)
Comparable adjusted EBITDA	$17.3	$13.9	$68.2	$67.1
Comparable adjusted EBITDA margin	27.6%	24.6%	25.5%	27.2%

Promotional Solutions:
Adjusted EBITDA	$29.8	$28.6	$79.5	$85.4
Business exits	—	(0.5)	—	(0.8)
Comparable adjusted EBITDA	$29.8	$28.1	$79.5	$84.6
Comparable adjusted EBITDA margin	19.3%	18.8%	14.1%	16.0%

Checks:
Adjusted EBITDA	$74.7	$83.2	$320.5	$324.2

Corporate:
Adjusted EBITDA	($46.6)	($44.3)	($194.7)	($177.6)

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(Unaudited)

COMPARABLE ADJUSTED REVENUE AND COMPARABLE
ADJUSTED EBITDA OUTLOOK

(in billions)	2023 Outlook	2022 Actual
Total revenue	$2.145 - $2.210	$2.238
Business exits	—	(0.069)
Comparable adjusted revenue	$2.145 - $2.210	$2.169
Comparable adjusted revenue growth %	(1%) - 2%

(in millions)
Adjusted EBITDA	$390 - $405	$418
Business exits	—	(21)
Comparable adjusted EBITDA	$390 - $405	$397
Comparable adjusted EBITDA growth %	(2%) - 2%

NET DEBT

Management believes that net debt is an important measure to monitor leverage and to evaluate the balance sheet. In calculating net debt, cash and cash equivalents are subtracted from total debt because they could be used to reduce the company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and cash equivalents, and therefore, may imply that management intends to use cash and cash equivalents to reduce outstanding debt. In addition, net debt suggests that our debt obligations are less than the most comparable GAAP measure indicates.

(in millions)	December 31, 2022	December 31, 2021
Total debt	$1,644.2	$1,683.0
Cash and cash equivalents	(40.4)	(41.2)
Net debt	$1,603.8	$1,641.8

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

FREE CASH FLOW

Management defines free cash flow as net cash provided by operating activities less purchases of capital assets. Management believes that free cash flow is an important indicator of cash available for debt service and for shareholders, after making capital investments to maintain or expand the company’s asset base. A limitation of using the free cash flow measure is that not all of the company’s free cash flow is available for discretionary spending, as the company may have mandatory debt payments and other cash requirements that must be deducted from its cash available for future use. Free cash flow is not a substitute for GAAP liquidity measures. Instead, management believes that this measurement provides an additional metric to compare cash generated by operations on a consistent basis and to provide insight into the cash flow available to fund items such as dividends, mandatory and discretionary debt reduction, acquisitions or other strategic investments, and share repurchases.

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$68.1	$61.6	$191.5	$210.8
Purchases of capital assets	(31.1)	(28.1)	(104.6)	(109.1)
Free cash flow	$37.0	$33.5	$86.9	$101.7

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